UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 2, 2024

Nextracker Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41617	36-5047383
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6200 Paseo Padre Parkway, Fremont, California 94555

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (510) 270-2500

____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Class A Common Stock, par value $0.0001	NXT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 2, 2024, immediately prior to the Distribution (as defined below), Flex Ltd. (“Flex”), Yuma, Inc., a wholly-owned subsidiary of Flex (“Yuma”) and Nextracker Inc. (“Nextracker”) entered into a tax matters agreement (the “Tax Matters Agreement”), which governs the rights, responsibilities and obligations of such parties with respect to taxes, tax attributes, tax returns, tax contests and certain other matters. The Tax Matters Agreement is described under the section titled “Certain relationships and related party transactions—Tax Matters Agreement” in Nextracker’s registration statement on Form S-4 (File No. 333-275164) originally filed by Nextracker with the Securities and Exchange Commission (the “SEC”) on October 25, 2023, including in a final prospectus filed with the SEC on October 27, 2023 (the “Registration Statement”), which description is incorporated by reference herein.

The foregoing description is only a summary of the Tax Matters Agreement and does not purport to be a complete description of the rights and obligations of the parties under the Tax Matters Agreement and is qualified in its entirety by reference to the full text of the Tax Matters Agreement, which is filed herewith and incorporated by reference herein.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On January 2, 2024, Flex closed the spin-off of all of its remaining interests in Nextracker to Flex shareholders.

Prior to the spin-off, Flex held 100% of the shares of Yuma’s common stock, par value $0.001 per share (“Yuma Common Stock”), and Yuma held, directly and indirectly through its wholly-owned subsidiary, Yuma Subsidiary, Inc. (“Yuma Sub”), 74,432,619 shares of Nextracker’s Class B common stock, par value $0.0001 per share (“Class B Common Stock”) representing approximately 51.48% of the total outstanding shares of Nextracker’s common stock and (ii) 74,432,619 of the common units of Nextracker LLC, representing approximately 51.48% of the economic interest in the business of Nextracker, based on the number of shares of Nextracker’s common stock outstanding as of December 29, 2023.

Flex effectuated the spin-off through a distribution (the “Distribution”) to Flex shareholders of all of the shares of Yuma Common Stock on a pro-rata basis based on the number of Flex ordinary shares (“Flex Ordinary Shares”) held by each Flex shareholder as of December 29, 2023, the record date of the Distribution. The Distribution was effected on January 2, 2024. Immediately following the Distribution, each holder of Flex Ordinary Shares held one share of Yuma Common Stock for each Flex Ordinary Share held by such holder as of the record date.

On January 2, 2024, immediately following the Distribution, Yuma was merged (the “Merger”) with and into Yuma Acquisition Corp., a wholly-owned subsidiary of Nextracker (“Merger Sub”), pursuant to that certain Agreement and Plan of Merger by and among Nextracker, Flex, Yuma and Merger Sub dated as of February 7, 2023 (the “Merger Agreement”). As a result of the Merger, Yuma became a wholly-owned subsidiary of Nextracker, and each share of Yuma Common Stock issued and outstanding as of immediately prior to the closing of the Merger was automatically converted into the right to receive a number of shares of Class A common stock of Nextracker (“Class A Common Stock”), based on an Exchange Ratio (as defined below), with cash payments to holders of shares of Yuma Common Stock in lieu of any fractional shares of Class A Common Stock in accordance with the terms of the Merger Agreement. The “Exchange Ratio” is equal to the quotient of (i) 74,432,619, which is the number of shares of Class A Common Stock held by Yuma and Yuma Sub (assuming the exchange by Yuma and Yuma Sub of all the common units of Nextracker LLC, together with a corresponding number of shares of Class B Common Stock of Nextracker held by Yuma and Yuma Sub, for shares of Class A Common Stock) divided by (ii) the number of issued and outstanding shares of Yuma Common Stock immediately prior to the effective time of the Merger. Based on 62,096,475 outstanding shares of Nextracker’s Class A Common Stock and 82,572,960 outstanding shares of Nextracker’s Class B Common Stock as of September 29, 2023, there were 136,529,094 outstanding shares of Nextracker’s Class A Common Stock and 8,140,341 outstanding shares of Nextracker’s Class B Common Stock after giving pro forma effect to the completion of the Merger. The Distribution, the Merger and related transactions (the “Transactions”) are described in the Registration Statement. The shares of Nextracker Class A Common Stock issued in the Merger were issued pursuant to the Registration Statement.

The foregoing description of the Merger Agreement and the Transactions is not complete and is subject to and qualified in its entirety by reference to the Merger Agreement, the form of which was filed as Exhibit 10.16 to Nextracker’s Amendment No. 1 to Form S-1 Registration Statement filed on January 24, 2023. The Merger Agreement is hereby incorporated by reference into this Item 2.01.

Item 5.01 Change in Control of the Registrant.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference in this Item 5.01.

As described in Item 2.01 of this Current Report on Form 8-K, Flex disposed of all its shares of Nextracker’s common stock in the Distribution. Accordingly, as a result of the Transactions, Nextracker is no longer a “controlled company” within the meaning of the listing rules of the Nasdaq Stock Market LLC (“Nasdaq”).

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 2, 2024, each of Christian Bauwens, Michael Hartung, Paul Lundstrom, Scott Offer, Rebecca Sidelinger and Kyra Whitten (together, the “Flex Designees”), tendered his or her resignation from the Nextracker Board of Directors (the “Board”) and the Board committees on which they served, effective upon the closing of the Merger. Michael Hartung formerly served as a member of the Compensation and People Committee; Paul Lundstrom formerly served as a member of the Audit Committee; Scott Offer formerly served as a member of the Compensation and People Committee and the Nominating, Governance and Public Responsibility Committee; and Rebecca Sidelinger formerly served as a member of the Compensation and People Committee and the Nominating, Governance and Public Responsibility Committee. The Flex Designees’ decisions to resign did not involve any disagreement with Nextracker, Nextracker’s management or the Board.

On January 2, 2024, the Board appointed Julie Blunden as a Class II director and Howard Wenger as a Class I director of Nextracker. Each of Ms. Blunden and Mr. Wenger will serve until Nextracker’s next annual meeting of shareholders during which such class of directors is duly elected and qualified, or until his or her earlier death, resignation or removal.

On January 2, 2024, the Board also appointed Ms. Blunden as a member of the Audit Committee. The Board has determined that Ms. Blunden qualifies as an independent director in accordance with the Nasdaq listing rules and otherwise meets all applicable requirements to serve on each of the Board and the Audit Committee, including the applicable rules and regulations of the SEC. The Board also determined that Ms. Blunden qualifies as an “audit committee financial expert” pursuant to SEC rules and regulations.

Julie Blunden, 57, has served on the Board of Directors of American Battery Technology Company since February 2022 where she serves as Chair of its Compensation Committee and as a member of its Audit Committee and Governance Committee. Ms. Blunden has also served as an independent director on the Board of Directors of ZincFive, Inc., a privately held company, since February 2022, serving as Chair of its Compensation Committee. In addition, Ms. Blunden has served on the Board of Advisors of Plus Power, LLC, a privately held company, since January 2021 and previously served as its Chief Operating Officer from October 2022 through July 2023. Ms. Blunden served as the Chief Commercial Officer of EVgo, Inc. from March 2018 through the completion of its sale to LS Power, L.P. in January 2020. Ms. Blunden has also served as Vice Chair at the Solar Energy Industries Association. Additionally, Ms. Blunden served on the Board of Directors of the Energy Storage Association from June 2018 through April 2020. Ms. Blunden has also served as a member of four other boards of directors of non-profit organizations and two advisory boards of non-profit organizations, including as a member of the Board of New Energy Nexus since May 2013, where she currently serves on its Audit, Executive and Finance Committees. Ms. Blunden served as an Executive in Residence for the Global Energy Management Program at the University of Colorado Denver’s Business School from 2016 through December 2017. Ms. Blunden has an engineering and environmental studies degree from Dartmouth College and a Master of Business Administration degree from Stanford’s Graduate School of Business.

Ms. Blunden will be compensated in accordance with Nextracker’s director compensation program. As such, Ms. Blunden is entitled to receive an annual cash retainer of $77,500 for her service as a member of Nextracker’s Board and Audit Committee and an annual equity grant of $150,000 in restricted stock units to be paid at the conclusion of each annual meeting of our shareholders (the “Annual Equity Award”). Ms. Blunden will receive a pro-rated portion of the Annual Equity Award and retainer fees for her service on our Board of Directors and Audit Committee between the date of her appointment and Nextracker’s 2024 annual meeting. The number of shares of common stock underlying the Annual Equity Award will be determined based upon the closing price of Nextracker common stock on the Nasdaq Global Select Market on the business day immediately preceding the date of grant.

There is no arrangement or understanding with any person pursuant to which Ms. Blunden was appointed as a member of the Board, and there are no family relationships between Ms. Blunden and any director or executive officer of Nextracker. Additionally, there are no related person transactions between Ms. Blunden and Nextracker and/or its subsidiaries that are required to be reported under Item 404(a) of Regulation S-K.

Nextracker entered into its standard director indemnification agreement with Ms. Blunden.

Howard Wenger, 63, has served as President of Nextracker since February 2022. Mr. Wenger began his solar career in 1984 and has held multiple leadership and board positions. Mr. Wenger served as President of Solaria Corporation from May 2020 to October 2021, and as member of its Board of Directors from September 2019 to November 2022. From 2007 to 2017, he held various executive officer roles at SunPower Corporation, including President, Global Business Units, and for eight years serving as President and Chief Executive Officer of SunPower Corporation Systems, a wholly-owned subsidiary of SunPower Corporation. From 2003 to 2007, Mr. Wenger served as Executive Vice President and Board Director of PowerLight Corporation, engineering and research positions at several companies, including AstroPower, Inc., Pacific Energy Group, PG&E and Intersol Power Corporation. Mr. Wenger holds a Bachelor of Arts degree in Environmental Studies from the University of California, Santa Barbara, and a Master of Science degree in Civil Engineering from the University of Colorado, Boulder. As a current employee of Nextracker, Mr. Wenger will not receive compensation for his service on the Board under Nextracker’s director compensation program.

There are no family relationships between Mr. Wenger and any director or executive officer of Nextracker. Additionally, there are no related person transactions between Mr. Wenger and Nextracker and/or its subsidiaries that are required to be reported under Item 404(a) of Regulation S-K.

Nextracker previously entered into its standard director indemnification agreement with Mr. Wenger.

Item 9.01 Financial Statements and Exhibits.

(d)        Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, by and among Flex Ltd., Yuma, Inc., Nextracker Inc. and Yuma Acquisition Corp. (incorporated by reference to Exhibit 10.16 of Nextracker’s Amendment No. 1 to Form S-1 Registration Statement filed on January 24, 2023)

10.1	Tax Matters Agreement, dated January 2, 2024, by and among Nextracker Inc., Flex Ltd. and Yuma Inc.

104	Cover Page Interactive Data (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nextracker Inc.

By:	/s/ Léah Schlesinger
Léah Schlesinger
General Counsel, Chief Ethics and Compliance Officer

Date: January 2, 2024